UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

DRIFTWOOD VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On, December 20, 2007, Driftwood Ventures, Inc., a Nevada corporation (“Driftwood-Nevada”), merged with and into Driftwood Ventures, Inc., a Delaware corporation and wholly-owned subsidiary of Driftwood-Nevada (“Driftwood-Delaware”), in order to effect the reincorporation of Driftwood-Nevada from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a Plan and Agreement of Merger dated November 19, 2007 (the “Merger”). As a result of the Merger, Driftwood-Nevada and Driftwood-Delaware became a single corporation named Driftwood Ventures, Inc. (hereinafter sometimes referred to as the “Surviving Corporation” or the “Company”), which exists under, and is governed by, the laws of the State of Delaware.

As a result of the Merger, (1) each outstanding share of Driftwood-Nevada common stock, par value $0.001 per share (“Nevada Common Stock”), converted into one share of Driftwood-Delaware common stock, par value $0.001 per share (“Delaware Common Stock”); (2) each outstanding share of Delaware Common Stock held by Driftwood-Nevada was retired and canceled and resumed the status of authorized and unissued Delaware Common Stock; (3) each share of Nevada Common Stock was cancelled and retired; (4) Driftwood-Nevada ceased to exist; and (5) Driftwood-Delaware (i) acceded to all of the rights, privileges, immunities and powers of Driftwood-Nevada; (ii) acquired all of the property of Driftwood-Nevada whether real, personal, or mixed; and (iii) assumed all of the debts, liabilities, obligations and duties of Driftwood-Nevada. In addition, the Company’s authorized stock will consist of 80,000,000 shares of authorized capital stock, including 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with the right conferred upon the Board of Directors to set dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions with respect to the preferred stock as the Board of Directors may determine from time to time.

Upon the effectiveness and as a result of the Reincorporation and Merger, the Surviving Corporation assumed the certificate of incorporation of Driftwood-Delaware (the “Certificate of Incorporation”) and the bylaws of Driftwood-Delaware (the “Bylaws”). A copy of the Certificate of Incorporation and Bylaws are attached hereto as Exhibits 3.1 and 3.2.

Item 3.03 Material Modification to Rights of Security Holders.

As set forth in Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference, each outstanding share of Nevada Common Stock was converted into one share of Delaware Common Stock, so that the holders of all the issued and outstanding shares of Nevada Common Stock immediately prior to the Merger became the holders of Delaware Common Stock, the common stock of the Surviving Corporation. All shares of Delaware Common Stock held by Driftwood-Nevada immediately prior to the Merger were retired and cancelled upon the consummation of the Merger.

Prior to the Merger, the authorized capital of Driftwood-Nevada consisted of 75,000,000 shares of common stock, of which 5,807,000 shares were outstanding. The authorized capital of Driftwood-Delaware, which became the authorized capital of the Surviving Corporation as a result of the Merger, consisted of 75,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Delaware Preferred Stock”) with the right conferred upon the Board of Directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions with respect to the Delaware Preferred Stock as the Board of Directors may determine from time to time. As a result of the Merger, the Surviving Corporation has approximately 5,807,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, 1,000,000 shares of the common stock are reserved for issuance under the Company’s 2007 Employee, Director and Consultant Stock Plan as described in more detail in Item 5.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As of December 20, 2007, the Company implemented its previously approved 2007 Employee, Director and Consultant Stock Plan (the “Plan”). The material terms of the Plan are described below.

The Plan authorizes (1) the issuance of stock grants and other stock-based awards to the Company’s employees, directors and consultants, (2) the grant of incentive stock options to the Company’s employees and (3) the grant of non-qualified options to the Company’s employees, directors and consultants. The purpose of these awards is to attract and retain key personnel by providing long term, equity-based incentives through ownership in the Company.

Stock options granted under the Plan may either be incentive stock options or non-qualified stock options. The exercise price per share of a stock option, which is determined by the Board of Directors, may not be less than 100% of the fair market value of the common stock on the date of grant. If an incentive stock option is granted to an optionee who owns more than 10% of the total combined voting power of the Company, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

An optionee’s ability to exercise his or her shares is subject to the vesting of the option. At the time of the grant, a vesting period is established, which generally extends over a period of a few years. After the option vests, an optionee will be able to exercise the option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until the expiration or termination of the option. For non-qualified options the term of the option is determined by the Board of Directors. For incentive stock options the term of the option is not more than ten years. However, if the optionee owns more than 10% of the total combined voting power of the Company, the term of the incentive stock option will be no longer than five years. In the event of an option participant’s termination of service with the Company, he or she may exercise his or her option within the term designated in the participant’s option agreement. In general, if the termination is due to death or disability, the option will remain exercisable for 12 months. Upon termination for cause, as defined and described in the Plan, a participant’s options shall immediately terminate.

The Plan also provides for the issuance of an outright grant of common stock or a stock grant that is deemed restricted. Restricted stock is common stock that is subject to a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited to the Company. During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

In the event of the Company’s merger with or into another corporation, or a sale of all or substantially all of the Company’s assets, other than a transaction to merely change the state of incorporation, each outstanding option must either be (1) assumed by the successor corporation or substituted with an equivalent option or (2) if not assumed or substituted, the Board of Directors shall provide either (i) that all options shall become exercisable for a defined period after which they will terminate or (ii) that all options shall terminate in exchange for cash payment equal to the value of the option shares less the exercise price. The Plan also provides for similar provisions with respect to outstanding stock grants and other stock-based awards.

The Plan automatically terminates on November 19, 2017, unless it is terminated earlier by a vote of the Company’s shareholders or the Board of Directors; provided, however, that any such action does not affect the rights of any participants of the Plan. In addition, the Plan may be amended by the shareholders of the Company or the Board of Directors, subject to shareholder approval if the Board of Directors determines it is of a scope that requires shareholder approval.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description

2.1	Plan and Agreement of Merger, dated November 19, 2007, ofDriftwood Ventures, Inc., a Delaware corporation, and Driftwood Ventures, Inc., a Nevada corporation

2.2	Certificate of Merger merging Driftwood Ventures, Inc., a Nevada corporation, with and into Driftwood Ventures, Inc., a Delaware corporation

2.3	Articles of Merger merging Driftwood Ventures, Inc., a Nevada corporation, with and into Driftwood Ventures, Inc., a Delaware corporation

3.1	Certificate of Incorporation of Driftwood Ventures, Inc. (a Delaware corporation)

3.2	Bylaws of Driftwood Ventures, Inc. (a Delaware corporation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIFTWOOD VENTURES, INC.
Dated: December 21, 2007

/s/ Robert S. Ellin
Robert S. Ellin
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Plan and Agreement of Merger, dated November 19, 2007, of Driftwood Ventures, Inc., a Delaware corporation, and Driftwood Ventures, Inc., a Nevada corporation
2.2	Certificate of Merger merging Driftwood Ventures, Inc., a Nevada corporation, with and into Driftwood Ventures, Inc., a Delaware corporation
2.3	Articles of Merger merging Driftwood Ventures, Inc., a Nevada corporation, with and into Driftwood Ventures, Inc., a Delaware corporation
3.1	Certification of Incorporation of Driftwood Ventures, Inc. (a Delaware corporation)
3.2	Bylaws of Driftwood Ventures, Inc. (a Delaware corporation)